UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 1, 2008

NovaMed, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-26625	36-4116193
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

980 North Michigan Avenue, Suite 1620, Chicago, Illinois	60611
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (312) 664-4100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 - Entry into a Material Definitive Agreement

On December 1, 2008, NovaMed, Inc. (the “Company”) entered into a Fourth Amendment and Consent to Credit Agreement (the “Fourth Amendment”) with National City Bank, as agent and lender, Bank of America, N.A., as successor by merger to LaSalle Bank National Association, as documentation agent and lender, and The Northern Trust Company, Associated Bank, N.A., RBS Citizens, N.A., JPMorgan Chase Bank, National Association, and BMO Capital Markets Financing, Inc., as the other participating lenders. The Fourth Amendment amended the terms of the Sixth Amended and Restated Credit Agreement dated as of February 7, 2007, as amended (the “Credit Facility”), among the same parties to the Fourth Amendment. Under the terms of the Credit Facility, the Company’s subsidiaries are limited in their ability to procure bank financing outside of the Credit Facility. The Fourth Amendment sets forth the lenders’ consent to the assumption of certain debt of one or more ambulatory surgery centers to be acquired by the Company or its wholly owned subsidiaries, provided the aggregate amount of such debt does not exceed $6,000,000.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Fourth Amendment, which is filed herewith as Exhibit 10.25 and is incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Title

10.25	Fourth Amendment and Consent to Credit Agreement dated as of December 1, 2008, by and among NovaMed, Inc., National City Bank, as agent, and the other lenders thereto

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NovaMed, Inc.

Dated: December 4, 2008	By:	/s/ Scott T. Macomber
Scott T. Macomber
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit

10.25	Fourth Amendment and Consent to Credit Agreement dated as of December 1, 2008, by and among NovaMed, Inc., National City Bank, as agent, and the other lenders thereto